Exhibit 10.4

ADVENTRX Pharmaceuticals, Inc.

2005 Employee Stock Purchase Plan

Subscription Agreement

New Election ___

Change of Election ___

1.    I, __________________, hereby elect to participate in ADVENTRX Pharmaceuticals, Inc.’s (the “Company”) 2005 Employee Stock Purchase Plan (the “Plan”) for the Offering Period __________ to ______________, and subscribe to purchase shares of Common Stock of the Company (“Common Stock”) in accordance with this Subscription Agreement and the Plan. Capitalized terms used but not defined in this Subscription Agreement shall have the meaning ascribed to them in the Plan.

2.    I elect to have Contributions in the amount of _____% of my Compensation applied to this purchase. I understand that this amount must not be less than 1% and not more than 10% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3.    I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated, without interest or earnings, for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Offering Termination Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose in accordance with the Plan.

4.    I understand that I may discontinue at any time prior to the Offering Termination Date my participation in the Plan as provided in Section 10 of the Plan. I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5.    I have received a complete copy of the Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.    Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)

(Address)

(Relationship)

8.    I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Offering Commencement Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Offering Termination Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Offering Termination Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Offering Termination Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9.    If I dispose of such shares at any time after expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Commencement Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning certain tax implications of the purchase and sale of stock under the Plan.

10.    I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Signature:__________________________________________	Date:_____________________________________

Social Security Number:________________________________